EXHIBIT 21



                         SUBSIDIARIES OF THE REGISTRANT




                                                                     State of
                                                   Percentage of  Incorporation
Parent                  Subsidiary                   Ownership   or Organization
------                  ----------                   ---------   ---------------
PS Financial, Inc.      Preferred Savings Bank          100%         Federal
Preferred Savings Bank  Preferred Service Corporation   100%         Illinois